Exhibit 10.3

Exhibit B to Purchase Agreement

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE TERM NOTE

Issuance Date: September 15, 2025	Principal Amount: $11,700,000.00

FOR VALUE RECEIVED, AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to 218 LLC, a Tennessee limited liability company (the “Lender”) or its registered assigns or successors in interest, on order, the sum of Eleven Million Seven Hundred Thousand Dollars ($11,700,000.00)(the “Principal Amount”) together with any accrued and unpaid interest hereon, on the first anniversary of the date of this Note (the “Maturity Date”) if not sooner paid. Borrower agrees to pay interest on the outstanding balance of this Secured Convertible Promissory Note (this “Note”) at the rate of six percent (6%) per annum. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note.

Capitalized words utilized herein that are not defined shall have the same meaning as those set forth in the Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of September 10, 2025 of which this Note is Exhibit B thereto. Borrower and Lender agree that the terms and provisions of the Purchase Agreement and the other Transaction Documents shall be deemed to apply in all respects to this Note.

1. Payments; Effectiveness of Registration Statement

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with three (3) Calendar Days’ prior written notice, Borrower may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares (as defined below) have not yet been delivered). For the avoidance of doubt, during the three (3) Calendar Day prepayment notice period Lender shall retain the right to submit Conversion Notices, if applicable. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to the portion of the Outstanding Balance Borrower elects to prepay plus the applicable amount of Interest. Borrower will lose the right to prepay this Note if: (a) an Event of Default (as defined below) occurs hereunder; or (b) Borrower elects to prepay this Note and fails to do so on the date set forth in the prepayment notice sent to Lender.

1.3. Reservation of Shares. On the date hereof, Borrower will reserve 1,952,400 shares of Preferred Stock (and the 9,762,000 Common Shares into which such shares of Preferred Stock are convertible into) from its authorized and unissued shares of Preferred Stock and Common Shares to provide for all issuances of the Conversion Shares under this Note (the “Share Reserve”).

1.4. Filing of Registration Statement. Borrower shall file a registration statement on Form S-1 with the Securities and Purchase Commission within fifteen (15) business days of the Initial Closing on the initial 15% membership interest purchase. Such registration shall include the initial 1,400,000 shares of Common Stock underlying the Preferred Stock issued to Lender at the Initial Closing under the Purchase Agreement, 7,800,000 shares of Common Stock underlying the Preferred Stock reserved for conversion of principal on this Note, 468,000 shares of Common Stock underlying the Preferred Stock reserved for conversion of interest on this Note and 94,000 shares of Common Stock underlying the Preferred Stock issued for the commitment fee.

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2. Security. ALL of the Membership Interests in Lender purchased by Borrower shall be pledged as collateral under this Note pursuant to the terms of the Pledge Agreement. (If Borrower defaults in the payment of this Note, all Membership Interests shall revert to Lender).

3. Conversions. Lender has the right at any time beginning on the Issuance Date of this Note until the Outstanding Balance has been paid in full, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any portion of the Outstanding Balance into fully paid and non-assessable shares of Borrower’s Series D Convertible Preferred Stock (“Conversion Shares”) as per the following conversion formula: the number of Conversion Shares equals the amount of the Outstanding Balance plus the applicable amount of Interest being converted (the “Conversion Amount”) divided by the conversion price of $7.50 per share (the “Conversion Price”). Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” section of the Purchase Agreement, and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below.

4. Trigger Events; Defaults; and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) Borrower fails to timely establish and maintain the Share Reserve; (h) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (i) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document; (j) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; or (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $250,000.00, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) calendar days unless otherwise consented to by Lender.

4.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below), or (i) the Note shall immediately become due and payable in full, (ii) all Membership Interests held in Lender shall automatically, without further action required by Lender and without delay, revert to Lender, (iii) Lender shall have no further obligation to Borrower under this Note or the Purchase Agreement, and (iv) any and all payments or consideration previously made by Borrower shall be deemed forfeited and non-refundable.

4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Calendar Days. If Borrower fails to cure the Trigger Event within the required five (5) Calendar Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

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4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (a) – (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment of this Note. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof. For avoidance of doubt, upon the occurrence of any Event of Default by Borrower under this Note, (i) the Note shall immediately become due and payable in full, (ii) all Membership Interests held in Lender shall automatically, without further action required by Lender and without delay, revert to Lender, (iii) Lender shall have no further obligation to Borrower under this Note or the Purchase Agreement, and (iv) any and all payments or consideration previously made by Borrower shall be deemed forfeited and non-refundable.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Method of Conversion Share Delivery. On or before the close of business on the second (2nd) Calendar Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall deliver or cause its transfer agent to issue and deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice.

8. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any Conversion of this Note to the extent that after giving effect to such Conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act. The foregoing Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

9. Opinion of Counsel. In the event that an opinion of counsel is needed for any Conversion under this Note, Lender has the right to have any such opinion provided by its counsel.

10. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Tennessee, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

11. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

12. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

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13. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Conversion Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower, so long as such transfer is in accordance with applicable federal and state securities laws.

14. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

15. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Trigger Effects or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

16. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Purchase Date.

BORROWER:

American Rebel Holdings, Inc.

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

218 LLC

By:	/s/ Gary Bowie
Gary Bowie, Owner

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1.“Common Shares” means Borrower’s shares of common stock, par value $0.001.

A2.“Conversion Price” means $7.50 per share.

A3.“DTC” means the Depository Trust Company or any successor thereto.

A4.“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A5.“DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A6.“Major Trigger Event” means any Trigger Event occurring under Sections 4.1(a) – 4.1(f).

A7.“Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A8.“Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A9.“Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the Transaction Expense Amount, plus accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A10.“Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided, however, that the Trigger Effect may only be applied three (3) times for Major Trigger Events and three (3) times for Minor Trigger Events.

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Attachment 1 to Secured Convertible Promissory Note, Page 1

EXHIBIT A

CONVERSION NOTICE

218 LLC, a Tennessee limited liability company (“Lender”) hereby gives notice to American Rebel Holdings, Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on September 10, 2025 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Preferred Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion:
B.	Conversion #:
C.	Conversion Amount:
D.	Interest:
E.	Total Conversion Amount:
F.	Conversion Price:	$7.50
F.	Conversion Shares:			(E divided by F)
G.	Remaining Outstanding Balance of Note:		*

* Subject to adjustments for corrections, defaults, interest, fees, and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

Lender:

218 LLC

By:
Gary Bowie, Owner

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